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As filed with the Securities and Exchange Commission on March 16, 2016

File No. 000-55548

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1
to
Form 10
General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Vistana Signature Experiences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-4235905 (IRS Employer Identification Number)
c/o Starwood Hotels & Resorts Worldwide, Inc. One StarPoint Stamford, Connecticut (Address of Principal Executive Offices)	06902 (Zip Code)

(203) 964-6000
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Common Stock, par value $0.01 per share

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN PROXY STATEMENT/PROSPECTUS
AND ITEMS OF FORM 10

        This Registration Statement on Form 10 ("Form 10") incorporates by reference information contained in (a) the proxy statement/prospectus (the "proxy statement/prospectus") constituting part of the Registration Statement on Form S-4 (File No. 333-208567) of Interval Leisure Group, Inc. ("ILG") filed as Exhibit 99.1 hereto (the "Registration Statement"); (b) the Annual Report on Form 10-K of ILG filed as Exhibit 99.2 hereto (the "Form 10-K"); and (c) the amended Annual Report on Form 10-K of ILG, which includes the information required by Part III of Form 10-K filed as Exhibit 99.3 hereto (the "Form 10-K/A"). None of the information contained in the Registration Statement, the Form 10-K or the Form 10-K/A shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business

        The information required by this item is contained under the sections "Information about Merger Sub and ILG," "Information about the Vistana Vacation Ownership Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Vistana Vacation Ownership Business" of the proxy statement/prospectus, Item 1 of the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Management Overview" of the Form 10-K. Those sections are incorporated herein by reference.

Item 1A.    Risk Factors

        The information required by this item is contained under the section "Risk Factors" in the proxy statement/prospectus. This section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections "Summary Historical and Pro Forma Financial Data—Summary Unaudited Pro Forma Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Vistana Vacation Ownership Business," "Selected Historical Combined Financial Information of the Vistana Vacation Ownership Business" and "Selected Historical Consolidated Financial Information of ILG" of the proxy statement/prospectus and Items 7 and 7A of the Form 10-K. Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section "Information about the Vistana Vacation Ownership Business—Properties" of the Registration Statement and Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of ILG" of the proxy statement/prospectus. This section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the sections "The Transactions—Board of Directors and Executive Officers of ILG Following the Merger; Operations Following the Merger" and "Information about Merger Sub and ILG—Directors and Executive Officers of ILG Before and

After the Merger" of the proxy statement/prospectus. Those sections are incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections "Information about Merger Sub and ILG—Compensation of Executive Officers of ILG After the Merger" of the proxy statement/prospectus and "Director Compensation," "Compensation Discussion and Analysis" and "Executive Compensation" of the Form 10-K/A. Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained under the sections "The Transactions—Interests of Certain Persons in the Merger" and "Certain Relationships and Related Party Transactions" of the proxy statement/prospectus and "Certain Relationships and Related Party Transactions" of the Form 10-K/A. Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the sections "Risk Factors," and "Information About the Vistana Vacation Ownership Business—Legal Proceedings" of the proxy statement/prospectus. Those sections are incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections "Risk Factors," "Summary Historical and Pro Forma Financial Data—Summary Comparative Historical and Pro Forma Per Share Data of ILG," "Summary Historical and Pro Forma Financial Data—Historical Market Price and Dividend Information of ILG Common Stock" and "The Description of Capital Stock of ILG Before and After the Merger" of the proxy statement/prospectus and Item 5 of the Form 10-K. Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        None.

Item 11.    Description of Registrant's Securities to Be Registered.

        The information required by this item is contained under the sections "Description of Capital Stock of ILG Before and After the Merger" and "Description of Vistana Capital Stock" of the proxy statement/prospectus. Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section "Indemnification of Officers and Directors" of Part II of the Registration Statement. This section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the heading "Index—Financial Statements" beginning on page F-1 of the proxy statement/prospectus and Item 8 of the Form 10-K. Those sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting Financial Disclosure.

        Not applicable.

Item 15.    Financial Statements and Exhibits

(a)
Financial Statements

        The information required by this item is contained under the heading "Index—Financial Statements" beginning on page F-1 of the proxy statement/prospectus and Item 8 of the Form 10-K. Those sections are incorporated herein by reference.

(b)
Exhibits

        We are filing the following documents as exhibits to this registration statement:

Exhibit Index	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Iris Merger Sub, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc. (1)(2)
2.2	Separation Agreement, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc. (1)
3.1	Certificate of Incorporation of Vistana Signature Experiences, Inc. (3)
3.2	Bylaws of Vistana Signature Experiences, Inc. (3)
10.1	Form of License, Services, and Development Agreement among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc. (3)
10.2	Form of Non-Competition Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc. (3)
10.3	Form of SPG Affiliation Agreement among Starwood Hotels & Resorts Worldwide, Inc., Preferred Guest, Inc. and Vistana Signature Experiences, Inc. (3)
10.4	Form of Tax Matters Agreement among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc. (3)
10.5	Form of Transition Services Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Interval Leisure Group, Inc. (3)
10.6	Employee Matters Agreement, dated as of October 27, 2015, by and among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc. (3)
99.1	Registration Statement.*
99.2	Annual Report on Form 10-K of Interval Leisure Group, Inc., for the year ended December 31, 2015. (4)
99.3	Amendment No. 1 to the Annual Report on Form 10-K of Interval Leisure Group, Inc., for the year ended December 31, 2015. (4)

*
Filed herewith.

(1)
Incorporated by reference to the exhibit of the same number filed as an exhibit to Starwood Hotels & Resorts Worldwide, Inc.'s Form 8-K/A, filed on November 3, 2015 (File No. 001-07959).

(2)
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request. A list of the schedules to the Agreement and Plan of Merger follows:

Exhibit	A	Separation and Distribution Agreement
Exhibit	B	Form of Voting and Support Agreement
Exhibit	C	Certificate of Incorporation of the Surviving Corporation
Exhibit	D	Bylaws of the Surviving Corporation
Starwood Disclosure Schedule
Vistana Disclosure Schedule
ILG Disclosure Schedule
Schedule 2.05(c) Officers
(3)
Incorporated by reference to the exhibit of the same number filed as an exhibit to the Vistana Signature Experiences, Inc. Registration Statement on Form 10-12G, filed on December 16, 2015 (File No. 000-55548).

(4)
Incorporated by reference to the exhibit of the same number filed as an exhibit to the Vistana Signature Experiences, Inc. Registration Statement on Form 10-12G, filed on March 10, 2016 (File No. 000-55548).

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Vistana Signature Experiences, Inc.
By:	/s/ STEPHEN G. WILLIAMS
	Name:	Stephen G. Williams
	Title:	Senior Vice President, Chief Operating Officer

Dated: March 16, 2016

 EXHIBIT INDEX

Exhibit Index	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Iris Merger Sub, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc. (1)(2)
2.2	Separation Agreement, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc. (1)
3.1	Certificate of Incorporation of Vistana Signature Experiences, Inc. (3)
3.2	Bylaws of Vistana Signature Experiences, Inc. (3)
10.1	Form of License, Services, and Development Agreement among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc. (3)
10.2	Form of Non-Competition Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc. (3)
10.3	Form of SPG Affiliation Agreement among Starwood Hotels & Resorts Worldwide, Inc., Preferred Guest, Inc. and Vistana Signature Experiences, Inc. (3)
10.4	Form of Tax Matters Agreement among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc. (3)
10.5	Form of Transition Services Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Interval Leisure Group, Inc. (3)
10.6	Employee Matters Agreement, dated as of October 27, 2015, by and among Starwood Hotels & Resorts Worldwide, Inc., Vistana Signature Experiences, Inc. and Interval Leisure Group, Inc. (3)
99.1	Registration Statement.*
99.2	Annual Report on Form 10-K of Interval Leisure Group, Inc., for the year ended December 31, 2015. (4)
99.3	Amendment No. 1 to the Annual Report on Form 10-K of Interval Leisure Group, Inc., for the year ended December 31, 2015. (4)

*
Filed herewith.

(1)
Incorporated by reference to the exhibit of the same number filed as an exhibit to Starwood Hotels & Resorts Worldwide, Inc.'s Current Report on Form 8-K/A, filed on November 3, 2015 (File No. 001-07959).

(2)
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request. A list of the exhibits and schedules to the Agreement and Plan of Merger follows:

Exhibit	A	Separation and Distribution Agreement
Exhibit	B	Form of Voting and Support Agreement
Exhibit	C	Certificate of Incorporation of the Surviving Corporation
Exhibit	D	Bylaws of the Surviving Corporation
Starwood Disclosure Schedule
Vistana Disclosure Schedule
ILG Disclosure Schedule
Schedule 2.05(c) Officers
(3)
Incorporated by reference to the exhibit of the same number filed as an exhibit to the Vistana Signature Experiences, Inc. Registration Statement on Form 10-12G, filed on December 16, 2015 (File No. 000-55548).

(4)
Incorporated by reference to the exhibit of the same number filed as an exhibit to the Vistana Signature Experiences, Inc. Registration Statement on Form 10-12G, filed on March 10, 2016 (File No. 000-55548).

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INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY REFERENCE IN FORM 10
CROSS-REFERENCE SHEET BETWEEN PROXY STATEMENT/PROSPECTUS AND ITEMS OF FORM 10
  Item 1. Business
  Item 1A. Risk Factors
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to Be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting Financial Disclosure.
  Item 15. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX